                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of Caremark Rx, Inc. (formerly MedPartners, Inc.) and in the related Prospectuses of our report dated February 10, 2000, except for Note 15 as to which the date is March 6, 2000, with respect to the consolidated financial statements and schedule of Caremark Rx, Inc. included in this annual report (Form 10-K) for the year ended December 31, 1999:

         Form S-8 033-86806 pertaining to the 1993 Stock Option Plan;
         Form S-8 333-11875 pertaining to MedPartners' Incentive Compensation
            Plan;
         Form S-8 333-11127 pertaining to the 1995 Stock Option Plan;
         Form S-8 333-05703 pertaining to MedPartners' Employee Savings Plan; Form S-8 333-14159 pertaining to Caremarks' Employee Savings Plan;
         Form S-8 333-14163 pertaining to Caremarks' Non-Employee Director Stock
            Option Plan and Caremarks' Stock Purchase Plan'
         Form S-8 333-38835 pertaining to MedPartners' 1997 Long Term Incentive
            Compensation Plan;
         Form S-8 333-16863 pertaining to MedPartners' Employee Stock Purchase
            Plan;
         Form S-8 333-17339 pertaining to the resale of common stock by certain selling shareholders;
         Form S-8 333-30145 pertaining to the MedPartners' 1994 Non-Employee
            Director Stock Option Plan and 1994 Incentive Plan;
         Form S-8 333-42967 pertaining to the Amended and Restated 1995 Stock
            Option Plan
         Form S-8 333-50849 pertaining to MedPartners' 1997 Long Term Incentive
            Compensation Plan;
         Form S-3 333-53761 pertaining to the resale of common stock by certain selling shareholders;
         Form S-8 333-64371 pertaining to MedPartners' 1998 Employee Stock
            Option Plan;
         Form S-8 333-68709 pertaining to the Non-Qualified Stock Option
            Agreement Dated August 6, 1998 between MedPartners and Edwin M. Crawford;
         Form S-8 333-68707 pertaining to MedPartners' 1998 New Employee Stock
            Option Plan; and
         Form S-3 333-90583 pertaining to the offering of Preferred Securities by Caremark Rx Capital Trust I.

                                                  Ernst & Young LLP

Birmingham, Alabama
March 7, 2000